UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2016

Marina Biotech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559, Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Execution of Term Sheet with Turing Pharmaceuticals AG

On May 3, 2016, Marina Biotech, Inc. (the “Company”) issued a press release disclosing that it has executed a term sheet with Turing Pharmaceuticals AG (“Turing”), a privately-held biopharmaceutical company focused on developing and commercializing innovative treatments for serious diseases, under which Marina intends to acquire Turing’s intranasal ketamine program for consideration consisting of approximately 53 million shares of the common stock of the Company.

The assets to be acquired would include all patents and intellectual property rights, clinical development plans, regulatory documents and existing product inventories. As per the term sheet, the Company would pay to Turing up to $95 million in success- and sales-based milestones plus a mid-single digit royalty on net sales.

Completion of the proposed transaction is contingent upon certain conditions, including the completion of customary due diligence considerations, the negotiation, execution and delivery of a definitive purchase agreement, and the satisfaction or waiver of the conditions set forth in the definitive purchase agreement, including, without limitation, the completion by Marina of a financing transaction yielding proceeds sufficient to initiate and support the Phase 3 efforts for the acquired intranasal ketamine program.

There can be no assurance that a definitive purchase agreement will be executed or that a closing of the proposed transaction will occur.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Termination of Negotiations with Microlin Bio, Inc.

On May 3, 2016, the Company issued a press release disclosing that its Board of Directors has determined to terminate negotiations with Microlin Bio, Inc. for the sale of the Company’s nucleic acid therapeutic assets as previously reported via press release on March 15, 2016 (which press release was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated March 15, 2016). A copy of the Company’s May 3, 2016 press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated May 3, 2016 regarding Turing Pharmaceuticals AG
99.2	Press release of Marina Biotech, Inc. dated May 3, 2016 regarding Microlin Bio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 3, 2016	By:	/s/ J. Michael French
Name: J. Michael French
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated May 3, 2016 regarding Turing Pharmaceuticals AG
99.2	Press release of Marina Biotech, Inc. dated May 3, 2016 regarding Microlin Bio, Inc.